UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2013

Affirmative Insurance Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50795	75-2770432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4450 Sojourn Drive, Suite 500, Addison, Texas	75001
(Address of principal executive offices)	Zip Code

Registrant’s telephone, including area code: (972) 728-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

As disclosed in its periodic report on Form 10-K for the period ended December 31, 2012, filed with the Securities and Exchange Commission (the “Commission”) on April 1, 2013 (Commission File No. 000-50795), Affirmative Insurance Holdings, Inc. (the “Registrant”) was not in compliance with the leverage, interest coverage and risk-based capital ratio covenants (the “Financial Covenants”) under its senior secured credit facility (the “Facility”) as of December 31, 2012, and the lenders for the Facility had agreed to temporarily forbear from exercising their rights and remedies under the Facility with respect to such non-compliance. Effective March 29, 2013, the Registrant and certain of its wholly-owned subsidiaries entered into a Forbearance and Waiver Agreement (the “Forbearance Agreement”) with Credit Suisse, AG, Cayman Islands Branch, as Administrative and Collateral Agent (“Credit Suisse”), and the required number of lenders necessary to forbear from the exercise of the rights and remedies of the lenders upon the occurrence of a default or event of default under the Facility (collectively, the “Required Lenders”).

Pursuant to the Forbearance Agreement, Credit Suisse and the Required Lenders agreed to forbear from exercising all rights and remedies with respect to the Registrant’s breach of: (i) the Financial Covenants, and (ii) any applicable law resulting from the Registrant’s failure to satisfy minimum capital requirements for its regulated insurance subsidiaries. The forbearance granted expires at the close of business on June 1, 2013, although the forbearance period is subject to earlier termination upon: (i) the occurrence of any default or event of default under the Facility other than those specified in the Forbearance Agreement, (ii) any payment to the holder of subordinated debt (other than scheduled payments), (iii) a material breach by the Registrant or certain of its subsidiaries of the Forbearance Agreement or any of the representations or warranties contained in the Forbearance Agreement, or (iv) the exercise of any rights or remedies or the taking of any enforcement action by any holder of subordinated debt of the Registrant.

Additionally, the Required Lenders agreed to waive, solely to the extent necessary, certain defaults and events of default, including those: (i) resulting from the Registrant’s inability to deliver an unqualified opinion from its independent public accountants with respect to Registrant’s audited financial statements for fiscal year 2012 (the “Opinion Default”), (ii) any failure by Registrant to provide required notice of the Opinion Default, (iii) any breach of Registrant’s representations and warranties under the Facility as a result of the Opinion Default, or (iv) any conversion and/or continuation of Eurodollar Borrowings during the continuance of the Opinion Defaults, breach of the Financial Covenants or any other default specified in the Forbearance Agreement. Further, the Required Lenders consented to a maturity date extension and continued payment of a certain subordinated intercompany note issued by Registrant in favor of one of Registrant’s regulated insurance subsidiaries.

The description of the terms of the Forbearance Agreement as set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text thereof, including exhibits, a true and correct copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Forbearance and Waiver Agreement dated as of March 29, 2013, among Affirmative Insurance Holdings, Inc., as Borrower, the Guarantors party thereto, the lenders party thereto, and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Registrant believes that the expectations reflected in such forward-looking statements are reasonable, the Registrant can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Registrant cannot guarantee the accuracy of the forward-looking statements, and the Registrant’s actual results could differ materially from those contained any forward-looking statements due to a number of factors, including the statements under the heading “Risk Factors” contained in the Registrant’s filings with the Securities and Exchange Commission. Accordingly, such forward-looking statements are subject to a number of risks and uncertainties and may cause actual results to differ materially from the Registrant’s expressed expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRMATIVE INSURANCE HOLDINGS, INC.

Date: April 4, 2013	By:	/s/ Joseph G. Fisher
Name: Joseph G. Fisher
Title: Executive Vice President and General Counsel